UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

STOCK MARKET

BAR & GRILL CORPORATION

CORPORATE & INVESTOR:

Stock Market Bar & Grill Corporation

C/O: AltaVista Capital Market, LLC

One World Trade Center

Suite 8500

New York City, New York 10007

 (800) 547-7118

Best Efforts Offering of 50,000 9% Convertible Preferred Stock Shares
Offering Price per 9% Convertible Preferred Stock Share: $100 (USD)
Minimum Offering: Ten Thousand 9% Convertible Preferred Stock Shares

DIVIDEND POLICY: Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 50,000 9% Convertible Preferred Stock Shares are being offered to the public at $100 per 9% Convertible Preferred Stock Unit. There is no minimum number of 9% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds. A maximum of $5,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 9% Convertible Preferred Stock Shares, (2) One Year from the Date this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to One Year from the date of Qualification of this Offering as so determined by the Company’s Management (the “Offering Period”).

DATED: November 1st, 2016

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THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	10,000	$1,000,000	$0.00	$1,000,000
Total Maximum	50,000	$5,000,000.00	$0.00	$5,000,000

1)

We are offering a maximum of 50,000 9% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $20,000 USD. Any costs above $20,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

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AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Preferred Stock is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this private securities offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Development Stage Business

The Company was formed as a New York Stock Corporation in November of 2016. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There can be no assurances that Stock Market Bar & Grill Corporation will operate profitably.

The Company has No Operating History, and the Company’s Executive Offices have a Lack of Experience in Managing Companies Similar to Stock Market Bar & Grill Corporation

The Company was recently organized and has no history of operations. The Company therefore should be considered a Development Stage Company, and its operations will be subject to all the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of its business plans. Further, because there is no history of operations there is also no operating history from which to evaluate the Company’s Executive Officer’s ability to manage the Company’s Operations and achieve its goals or the likely performance of the Company. Prospective Investors should also consider the Company’s Executive Officer’s have not previously developed or managed similar companies. No assurances can be given that the Company can operate profitably.

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Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability

The introduction of new food products, and expansion of our Corporate Restaurants and Franchise Restaurants will each contribute significantly to our operational results, and we will also work on avenues to develop new and innovative ways to manufacture our products and expand our food distribution to food wholesalers and retail outlets. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

•

Our ability to manage costs;

•

The increasing level of competition in the Food Products Industry;

•

Our ability to continuously offer new and improved Food products;

•

Our ability to maintain sufficient production capacity for our Artisan Pizza and Food products;

•

Our ability to maintain efficient, timely and cost-effective Food production and delivery of our products;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the Restaurant, Food Wholesale and Food Retail Industry;

•

The level of consumer acceptance of our Stock Market based theme;

•

General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

If we are unable to Successfully Open New Restaurants, our Revenue Growth Rate and Profits may be Reduced

To successfully develop and grow our proposed business, we must open new corporate and franchise restaurants on schedule and in a profitable manner. Delays or failures in opening new restaurants could hurt our ability to meet our growth objectives, which may affect our financial projections and may impact our stock price. We cannot guarantee that our corporate restaurants or our franchise restaurants will be able to achieve our expansion goals or that new restaurants will be operated profitably. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control. These factors include:

•

Locating Suitable Restaurant Sites in New and Existing Markets;

•

Obtaining Acceptable Financing for Construction of New Restaurants or Negotiating Acceptable Lease Terms;

•

Recruiting, Training and Retaining Qualified Corporate and Restaurant Personnel and Management;

•

Attracting and Retaining Qualified Franchisees;

•

Cost Effective and Timely Planning, Design and Build-out of Restaurants;

•

Obtaining and Maintaining Required Local, State and Federal Governmental Approvals and Permits related to the Construction of the Sites and the Sale of Food and Alcoholic Beverages;

•

Creating Guest Awareness of our Restaurants in New Markets;

•

Competition in our Markets; and

•

General Economic Conditions.

We Must Identify and Obtain a Sufficient Number of Suitable New Restaurant Sites for us to Sustain our Revenue Growth Rate

We require that all proposed restaurant sites, whether for company-owned or franchised restaurants, meet site-location criteria established by us. We and our franchisees may not be able to find sufficient new restaurant sites to support our planned expansion in future periods. We face significant competition from other restaurant companies and retailers for sites that meet our criteria and the supply of sites may be limited in some markets. As a result of these factors, our costs to obtain and lease sites may increase, or we may not be able to obtain certain sites due to unacceptable costs. Our inability to obtain suitable restaurant sites at reasonable costs may reduce our growth rate.

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If the Cost of Dairy Products, Meat Products and Vegetable Products Continue to Increase, our Proposed Cost of Sales will Increase and our Proposed Operating Income will be Reduced

The primary food products to be used by our Company-owned and Franchised-owned Restaurants will be Dairy (mainly cheeses and milk), Meat Products (mainly Beef, Chicken and Fish) and Vegetable Products. Any material increase in the cost of these products could adversely affect our operating results. During the normal course of business, the Company will purchase cheese and certain other food products that are affected by changes in commodity prices and, the Company as a result, is subject to volatility in food costs. The Company may periodically enter into financial instruments to manage risk. The Company will not engage in speculative transactions, nor will it hold or issue financial instruments for trading purposes. There may be instances where the Company will use fixed pricing agreements with its suppliers, and the Company will use these agreements to cover its physical commodity needs. These agreements will not be considered “net-settled” and will be accounted for as normal purchases.

Our Restaurants may not Achieve Market Acceptance in the new Geographic Regions We Enter

Our expansion plans depend on opening restaurants in new markets where we or our franchisees have little or no operating experience. The success of these new restaurants will be affected by the different competitive conditions, consumer tastes and discretionary spending patterns of the new markets as well as our ability to generate market awareness of the Stock Market Bar & Grill Corporate brand. Sales at restaurants opening in new markets may take longer to reach annual restaurant sales, if at all, thereby affecting the profitability of these restaurants. We may not be successful in operating our restaurants in new markets on a profitable basis.

Our Franchisees May Take Actions that could Harm our Business

Franchisees are independent contractors and are not our employees. We will provide training and support to franchisees, but the quality of franchised restaurant operations may be diminished by any number of factors beyond our control. Consequently, franchisees may not operate restaurants in a manner consistent with our standards and requirements, or may not hire and train managers and other restaurant personnel. If franchisees do not adequately manage their restaurants, our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could significantly decline. In addition, we may also face potential claims and liabilities due to the acts of our franchisees based on agency or vicarious liability theories.

Inadequacy of Funds

Gross offering proceeds of a maximum of $5,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during this growth period, there is no guarantee that the Company will raise all the funds needed to adequately fund Company Operations. The Company has determined that $1,000,000, in addition to cash flow from operations, will be needed to fund planned operations for the first twelve months if proceeding with only one location.

Risks of Borrowing

Although the Company does not intend to incur any debt from the equity commitments provided, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

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Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Given that there is no minimum offering amount, and that the Company needs at least $1,000,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $5,000,000, the Company will have to limit or eliminate important expenditure, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Control by Management

As of November 1st, 2016 the AltaVista Capital Markets, LLC owned 100% of the Company’s outstanding Common Stock Shares.  Upon completion of this Offering, the AltaVista Capital Markets, LLC will own 100% of the issued and outstanding Common Stock Shares.  Investors will not have the ability to control either a vote of the Company’s Chief Executive Officer, any Company Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has not begun operations beyond planning company activities and locating initial target restaurant locations, and no locations are expected to be open to the public for a number of months after the minimum investment proceeds have been achieved, thus the Company has not had any profits from any operations to date. The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations

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will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is not currently preparing any application for the Company's Securities to be admitted to listing and trading on the OTC Market or Regulated Market. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

The Company’s Securities initially may be listed for trade on a Closed Trading System with Limited Volume and Liquidity

The Company’s securities may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. The Company’s securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the United States Securities and Exchange Commission as an “Alternative Trading System” or an “ATS”. The Company does not have any plans to trade its securities on a specific ATS as of the date of this filing. Any

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disruptions to the operations of an ATS or a Broker Dealer’s Customer Interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading.

Because the Company’s Securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of the Company’s Securities. In addition, and ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price, or greater volatility than would be the case with greater liquidity. Investors may not be able to resell their securities on a timely basis, or at all.

The Number of Securities Traded on an ATS May be Very Small, Making the Market Price More Easily Manipulated

While the Company understands that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for the Company’s Securities because the ATS the Company chooses may be a closed system that does not have the same breath of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is Not a Stock Exchange and has Limited Quoting Requirements for Issuers, of for the Securities Held

Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market or other NMS Trading Platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of the Company’s Securities may not be at prices that represent the national best bid or offer prices that could be considered similar securities.

Shares of the Company’s Preferred Stock and Common Stock may in the future be Subject to the Penny Stock Rules

The Company plans to list its securities on the OTC Markets Group’s OTCQB or OTCQB in 12 to 36 months of the completion of this Offering. Company’s Common Stock and Preferred Stock may in the future if traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock or Preferred Stock to sell all, or a party of the Common Stock or Preferred Stock Shares when the purchasers wish, or, if the Common Stock or Preferred Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock or Preferred Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline Following Conversion

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade after converting of the 9% Convertible Preferred Stock Shares.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market after an investor converts from the 9% Convertible Preferred Stock Shares to the Company’s Common Stock Shares may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time the Investors purchase the 9% Convertible Preferred Stock Shares, and may be significantly affected by numerous factors, some of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

 pg. 11

•

The mix of products that the Company provides during any period;

•

Delays between the Company’s expenditures to develop and market the Company’s products, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its products to new areas, or to develop new products;

•

Changes in the Company’s expenditures to promote its services;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Restaurant Market

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

 pg. 12

Unavailability of Rule 144 for Resales

The Company is regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF NEW YORK, IN THE COUNTY OF NEW YORK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

 pg. 13

ITEM 4. DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The following provides the names and addresses of each of the STOCK MARKET BAR & GRILL CORPORATION affiliates who own 10% or more of any class of our preferred or common stock:

Name and Address of Record Owner	Shares of Voting Stock of Record Owned	Percentage of Total Voting of Record Owned
AltaVista Capital Markets, LLC One World Trade Center Suite 8500 New York City, New York 10007	Preferred Common	0% 100%

(1)

AltaVista Capital Markets, LLC is a California Limited Liability Company

(2)

AltaVista Private Client, LLC; a California Limited Liability Company, owns 20% of AltaVista Capital Markets, LLC

(3)

Mr. Koorosh “Danny” Rahimi is the Sole Voting Member of AltaVista Private Client, LLC

(4)

Mr. Koorosh “Danny” Rahimi is a Managing Member of AltaVista Capital Markets, LLC

(5)

Mr. Koorosh “Danny” Rahimi is the Chief Executive Officer of Stock Market Bar & Grill Corporation

(6)

Synergistic International Asset Management, Ltd; a Bermuda Company, owns 20% of AltaVista Capital Markets, LLC

(7)

Mr. Geoff Thompson is the Sole Voting Member of Synergistic International Asset Management, Ltd.

(8)

Mr. Geoff Thompson is a Managing Member of AltaVista Capital Markets, LLC

(9)

Eight Six Eighty Nine, Ltd.; a Nevis Company owns 20% of AltaVista Capital Markets, LLC

(10)

Mr. Christopher LeSaffre is the Sole Voting Member of Eighty Six Eighty Nine, Ltd.

(11)

Boerum Holdings, LLC; a California Limited Liability Company owns 20% of AltaVista Capital Markets, LLC

(12)

Ms. Cindy Boerum is the Sole Voting Member of Boerum Holdings, LLC

(13)

Ms. Cindy Boerum is a Managing Member of AltaVista Capital Markets, LLC

(14)

AltaVista Securities, LLC; a California Limited Liability Company owns 20% of AltaVista Capital Markets, LLC

(15)

Ms. Claudia Leite is the Sole Voting Member of AltaVista Securities, LLC

(16)

Ms. Claudia Leite is a Managing Member of AltaVista Capital Markets, LLC

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 14

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date as so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Koorosh “Danny” Rahimi, an Executive Officer of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Stock Market Bar & Grill Corporation. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 15

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $5,000,000 from the sale of Shares in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

A.

Sale of Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Shares	$4,980,000	99.6%	N/A	N/A

B.

Offering Expenses & Commissions

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$20,000	0.4%	N/A	N/A

Footnotes:

1)

We are offering a maximum of 50,000 9% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $20,000 USD. Any costs above $20,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 16

Proposed Use of Funds: Initial Location, to be acquired by using the Investment Minimum Proceeds.:

Initial Proceeds from the Offering will be used to fund the initial three Stock Market Bar & Grill Restaurant Locations, each with an anticipated “per location cost” of $950,000 each.

For Venice / Santa Monica / Marina Del Rey location (Two Targets, only one will be selected):

Proposed Santa Monica Promenade Location #1 (Preferred):

•

9,774 Square Feet

•

Rental Rate per year / per square feet / $9.50 = $92,853

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $500,000

•

Start-up Costs = $200,000

•

Total = $852,853

Proposed Santa Monica Promenade Location #2:

•

1,275 Square Feet

•

Rental Rate per year / per square feet / $179.40 = $228,735

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $450,000

•

Start-up Costs = $200,000

•

Total = $938,735

Locations Two and Three below will be acquired as Investment Proceeds are available:

For Location #2:  Hollywood, California location (Two Targets, on one will be selected.):

Proposed Hollywood Location, Hollywood Blvd. (Preferred), Location #1:

•

2,225 Square Feet

•

Rental Rate per year / per square feet / $72.00 = $160,200

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $500,000

•

Start-up Costs = $200,000

•

Total = $920,200

Proposed Hollywood Location, Sunset Blvd, Location #2:

•

2,023 Square Feet

•

Rental Rate per year / per square feet / $75.00 = $151,725

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $500,000

•

Start-up Costs = $200,000

•

Total = $911,725

 pg. 17

For Newport Beach, California location (Two Targets):

Proposed Newport Beach Location #1 (Preferred):

•

4,055 Square Feet

•

Rental Rate per year / per square feet / $50.00 = $202,750

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $500,000

•

Start-up Costs = $200,000

•

Total = $962,750

Proposed Newport Beach, Location #2:

•

5,439 Square Feet

•

Rental Rate per year / per square feet / $50.00 = $271,950

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $400,000

•

Start-up Costs = $200,000

•

Total = $931,950

Other Costs:

•

Contingency

10%

$500,000

o

Broker Dealer Commissions / Unexpected Additional Costs

•

Marketing / Advertising / Public Relations

3%

$150,000

o

1/3 of this to be funded prior to the opening of each location.

•

Legal Costs

 (including Franchise documents)

3%

$150,000

o

To be funded after all three locations have been fully capitalized

•

Franchise Marketing

3%

$150,000

o

To be funded after all three locations have been fully capitalized

•

Franchise Set-up Operations

3%

$150,000

o

To be funded after all three locations have been fully capitalized

•

Corporate Operating Costs

3%

$150,000

o

1/3 of this to be funded prior to the opening of each location.

•

Restaurant Management & Consulting

3%

$150,000

o

1/3 of this to be funded prior to the opening of each location.

 pg. 18

Employee Projections:

The Company currently has NO EMPLOYEES other than the Members of AltaVista Capital Markets, LLC. The anticipated number of Staff Members projected to be working at one time will be calculated on a monthly & quarterly basis, with staff numbers being based on “Number of Customers Per Hour” for each location. Each location will operate initially at a staff number of 150 Customers Per Hour for the initial SIXTY DAYS of operations.

In addition to the below, each location will have a General Manager ($70,000 per year plus incentives) and four assistant managers ($45,000 per year with incentives).

# of Customers Per Hour

POSITION – All Part Time except where indicated (# of each required)	10	25	50	75	100	150
Front of the House
• Server – One Full-time / asst mgr.	1	2	4	5	7	10
• Busser	0	1	1	2	2	3
• Bartender – One Full-time / asst mgr.	1	1	1	1	2	2
• Hostess	0	0	1	1	2	2

Back of the House
• Line Cook – 2 full time	1	2	3	3	4	6
• Dishwasher	1	1	1	1	1	2
• Expeditor	0	0	0	1	1	1

TIMELINES:

Proposed Timelines:

•

First Location will be secured upon receipt of Minimum of $1,000,000 in investment funds

o

Timeline from acquisition to grand opening estimated at 6-9 months:

•

Second Location will be secured upon receipt of a Total of $2,250,000 in investment funds

•

Third Location will be secured upon receipt of a Total of $3,750,000M in investment funds

•

Proposed Construction, build-out and pre-opening operations expected to last 6-8 Months per location

•

We expect each location to be open for business within no more than EIGHT MONTHS of securing the required investment proceeds for securing each location

•

We anticipate having all three locations open within ONE CALENDAR YEAR of the date of this registration statement.

•

Costs and Burn Rate for all Locations:

▪

Target Acquisition with First Year Rent estimated to be $100,000 to $250,000

▪

Liquor License, anticipated to take 45-60 days, cost $60,000

▪

Construction timeline, 6-8 months, cost not to exceed $500,000

•

NOTE: Any costs in excess of the numbers stated above may result in the company being required to obtain bankable debt financing, obtaining credit or obtaining a private debt. See Risk Factors for any additional risks that may be associated with the Company obtaining any debts in the future.

▪

Start up operating costs, including all initial food and beverage orders, and all costs of operations for no greater than sixty days is estimated, but will not exceed, $200,000.

 pg. 19

ITEM 7. DESCRIPTION OF BUSINESS

A.

BUSINESS PLAN:

Stock Market Bar & Grill Corporation is a pre-operation and developmental Made-to-Order Restaurant & Entertainment Company. Stock Market Bar & Grill will feature a fully automated and real time “Stock Market Bar & Grill Market Ticker”, where prices for food and drinks will fluctuate multiple times per day depending on things like:

•

Simple Supply and Demand Economics;

•

Consumer Confidence;

•

Local, Regional, National and International Financial & Consumer Goods Markets;

•

Local, Regional, National and International Sporting Events Results; and

•

And the Company’s desire to undervalue a product for promotional reasons

Customers will also be allowed to purchase “Options” and “Futures” for items to be purchased in the future at a set price. For example, If a customer happens to be in the Stock Market Bar & Grill during a date when the price of Corona or an appetizer plunges to historic lows, the customer will be allowed to purchase an “Option” or a “Futures Contract” to purchase that menu item at that day’s price, for consumption in the future.

Futures Contract: Consumer can purchase the menu item at today’s “Market Price” for future consumption. The Menu item must be paid in full at the time of purchase, and the future contract must be redeemed within 30 days of purchase. Futures Contracts are issued to the purchasing party or can be purchased for another party as a gift, and all Futures Contracts are freely transferable.

Options: Consumer can purchase an option to purchase a menu item at a “Strike Price”. During a visit to Stock Market Bar & Grill, an individual or a party can submit a bid to purchase a “quantity” of a single menu item as part of an option. Example, a party may submit an option to purchase twelve bottles of Corona Beer at a price of $3.25 per bottle. Though the price for Corona Beer is currently trading at $3.50 per bottle, the Options Order may entice the Market Maker to drop the price of Corona for the Restaurant due to the “volume order” submitted. If the Market Maker accepts the Option, the Order is submitted and the purchase transaction closes. The items purchased can be consumed at any time during the next 30 days.

Below the “Stock Market Bar & Grill’s Market Ticker”, the Company will have loads of wide-screen TVs featuring the Global Financial News Networks and/or Sporting Events, along with a full selection of traditional alcoholic and non-alcoholic beverages, wines, delicious made-to-order foods, and more than 750 cold beer brands from all over the world.

At Stock Market Bar & Grill, Insider Trading is not only legal, it is encouraged. The Stock Market Bar & Grill “Insider Trading Loyalty Program” will allow our happy hour and late night customers the ability to earn points on food and beverage items that will lead them to levels of our “Insider Trading Family”. Watch the Ticker, each day select foods and drinks offer points ranging from 1 to 5 points, and each point leads to levels of participation in our “Insider Trading Program”.

TEN LEVELS OF INSIDER TRADER – From “Small Potatoes” to “Hardened Gangster sentenced to Life in the Hall of Suds”.

1.

ONE HUNDRED INSIDER POINTS – THE R. FOSTER WINAS CREW – R. Foster Winas was a Wall Street Journal columnist that was convicted in 1985 of giving information to two stockbrokers about stocks he was planning to write about in the Heard on the Street Column. They used the information to make about $690,000. Winas’ cut was $31,000. He was sentenced to eighteen months in prison.

 pg. 20

Members in this “Small Potatoes Crew” receive our Small Potatoes Weekly Insider Trading Email News Letter that contains Small Potatoes Discounts and Special Offers not available to the General Customer, along with Insider Information about “potential” Stock Market Bar & Grill Market Changes.

2.

TWO HUNDRED INSIDER POINTS – THE IVAN BOESKY CREW – The arbitrageur paid $100 million to the United States Securities and Exchange to settle insider – trading charges that netted $50 million in illegal profits. Boesky pleaded guilty to a related charge and was sentenced to 3 ½ years in prison in 1987.

Members in this “Small Potatoes Crew” receive our Small Potatoes Weekly Insider Trading Email News Letter that contains Small Potatoes Discounts and Special Offers not available to the General Customer, along with Insider Information about “potential” Stock Market Bar & Grill Market Changes.

3.

THREE HUNDRED INSIDER POINTS – THE WILLIAM JACKSON AND BRIAN CALLAHAN CREW – Printing company worker William Jackson and Stockbroker Brian Callahan were convicted of insider trading in 1990 for using stock information in Business Week Magazine before it was distributed to the public. The magazine was printed by Jackson’s employer, R.R. Donnelly. The government said Jackson and Callahan made over $19,000 each in profits each. They were ordered to repay personal profits and were fined $37,445.

Members in this “Low Level Crew” receive our Low Level Weekly Insider Trading Email News Letter that contains Low Level Discounts and Special Offers not available to the General Customer or our Small Potatoes Insider Traders, along with Insider Information about “potential” Stock Market Bar & Grill Market Changes. Members of this Crew also receive “Low Level Crew” discounts on select items (see menu).

4.

FOUR HUNDRED INSIDER POINTS – SCOTT LONDON & BRYAN SHAW CREW – A senior partner at KPMG, Scott London had a habit of talking about work over dinner and golf with an old buddy. He later discovered his friend was making trades based on their banter, and began accepting cash gifts and Rolex watches in exchange for further tips. In total, London received about $70,000 in gifts before the SEC found out. His friend Bryan Shaw pulled in roughly $1.3 million. London was sentenced to 14 months in prison and fined $100,000. Shaw pleaded guilty to insider trading charges.

Members in this “Low Level Crew” receive our Low Level Weekly Insider Trading Email News Letter that contains Low Level Discounts and Special Offers not available to the General Customer or our Small Potatoes Insider Traders, along with Insider Information about “potential” Stock Market Bar & Grill Market Changes. Members of this Crew also receive “Low Level Crew” discounts on select items (see menu).

5.

FIVE HUNDRED INSIDER POINTS – JAMES McDERMOTT JR. CREW – Once the CEO of the investment bank Keefe, Bruyette & Woods, Mr. James McDermott Jr. was convicted of insider trading in 2000 for giving information about pending bank industry mergers to his mistress Kathryn Gannon, an adult-movie star, who went by the name Marilyn Star. McDermott was sentenced to eight months in prison, while Gannon received a three-month term. McDermott was fined $25,000.

Members in this “Mid-Level Crew” receive our Mid-Level Weekly Insider Trading Email News Letter that contains Mid-Level Discounts and Special Offers not available to the General Customers, our Small Potatoes Insider Traders or our Low-Level Insider Traders. Members of this “Mid-Level” Crew get Insider Information about select price changes via text or email, before customers or other Small Potatoes or Low Level Members are notified. Members of this Crew also receive “Mid-Level Crew” discounts on select items (see menu), and these discounts for the first time have the “potential” of effecting the Stock Market Bar & Grill Market.

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6.

SIX HUNDRED INSIDER POINTS – JAMES WAKSAL AND MARTHA STEWART CREW – Former ImClone CEO Samuel Waksal was sentenced to 87 months in prison and fined $3 Million after pleading guilty to six counts, including insider trading and fraud. Waksal sold ImClone stock after finding out regulators had rejected an application for the company’s new cancer drug, Erbitux (the drug was later approved). Martha Stewart was convicted of obstruction of justice charges relating to her sale of ImClone stock. She was sentenced to 10 months in prison, which was split between prison and home confinement, and she was fined $30,000. Her stock broker, Peter Bacanovic, was also convicted.

Members in this “Mid-Level Crew” receive our Mid-Level Weekly Insider Trading Email News Letter that contains Mid-Level Discounts and Special Offers not available to the General Customers, our Small Potatoes Insider Traders or our Low-Level Insider Traders. Members of this “Mid-Level” Crew get Insider Information about select price changes via text or email, before customers or other Small Potatoes or Low Level Members are notified. Members of this Crew also receive “Mid-Level Crew” discounts on select items (see menu), and these discounts for the first time have the “potential” of effecting the Market.

7.

SEVEN HUNDRED INSIDER POINTS – JEFFREY SKILLING CREW – Jeffrey Skilling, the former Enron President, was convicted in 2006 on 19 counts, including insider trading. He was sentenced to 24 years and fined $45 million. Silling’s sentence was later reduced to ten years.

Members in this “Market Manipulation Crew” receive our Market Manipulation Weekly Insider Trading Email News Letter that contains Special Offers and Discounts that can be used to “Effect the Prices of Items on the Stock Market Bar & Grill Ticker”. Members of this Crew also receive Insider Information about potential market changes via text or email on all items before any other customers and lower level Insider Members. Members of the “Market Manipulation Crew” will be made aware of, and will have the ability to act on price change information before anyone else know about them.

8.

EIGHT HUNDRED INSIDER POINTS – RAJ RAJARATNAM CREW – Raj Rajaratnam was the founder of the once-mighty hedge fund Galleon Group. The firm fell apart after Rajaratnam was arrested in 2009 on charges of conspiring to trade using insider information. The scheme could have brought in profits of some $20 million, according to the Government. Rajaratnam was found guilty on 14 counts of conspiracy and securities fraud charges on May 11, 2011. The jury convicted him of nine counts of securities fraud and five counts of conspiracy for what prosecutors describe as the money manager’s central role in the most sweeping probe of insider trading at hedge funds on record.

Members in this “Market Manipulation Crew” receive our Stock Market Bar & Grill Market Manipulation Weekly Insider Trading Email News Letter that contains Special Offers and Discounts that can be used to “Effect the Prices of Items on the Stock Market Bar & Grill Ticker”. Members of this Crew also receive Insider Information about potential Stock Market Bar & Grill Market changes via text or email on all items before any other customers and lower level Insider Members. Members of the “Market Manipulation Crew” will be made aware of, and will have the ability to act on price change information before anyone else know about them.

9.

NINE HUNDRED INSIDER POINTS – STEVEN A. COHEN CREW – Steven A. Cohen ran one of the most admired hedge funds in the world, garnering some of the highest returns (and highest fees) in the industry until its spectacular fall from grace. In 2010, federal agents raided the offices of two hedge funds founded by SAC Capital Advisors alumni, and later arrested several top traders at SAC, including Michael Steinberg and Matthew Martoma. Cohen was not charged, but SAC Capital itself pleaded guilty to fraud charges and agreed to pay $1.8 Billion to settle charges that it allowed insider trading for more than a decade. Steinberg and Martoma are among those convicted.

Members in the Stock Market Bar & Grill “Gangster Crew” not only receive specials not afforded to the public or other Lower Level Insiders, but this club is so secret, that only through a special ceremony with the Boss, can one become a member. Gangster Members never wait in line for a chair or a table, and all members of the Stock Market Bar & Grill seated at the bar know that when a Gangster Card is presented,

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their seat may be taken and given to the Gangster Member. Gangsters receive “Gangster Discounts” that are not part of public display…….. That’s Gangster!

10.

ONE THOUSAND INSIDER POINTS – SENTENCED TO HARD TIMES IN THE HALL OF SUDS – Our hardened Gangsters are sentenced to Life in the Hall of Suds. Your Gangster photo will be placed in the bar area of your Stock Market Bar & Grill, and your profile will be added to our website’s “Hall of Suds”, and a chair in the bar area will forever bare your name. You will never dwell in the Stock Market Bar & Grill’s without a seat. An annual free Steak Dinner with all the sides will be waiting for you on your birthday, along with a lifetime of specials and discounts.

The Stock Market Bar & Grill plans to offer a variety of boldly flavored, made-to-order menu items including our Signature Burgers and Sandwiches, Artisan Style Gourmet Pizzas and Calzones, Brazilian Stroganoffs, and a variety of Chicken Wings. The Company to date has no Revenues to date, and expects to have a monthly “burn rate” of roughly $200,000 during its pre-operations phase, and estimates to have capital fund operations of 25 months if the maximum offering is achieved (three locations), and six months if the minimum offering is achieved (one location). The Company believes that the revenues from either one or three locations is adequate to fund the Company’s debt service on the Preferred Stock as well as all company growth without the need to issue additional debt or equity securities. In the event the Company requires additional capital, the Company may choose a listing on the OTC Market, obtain bank debt financing or issue additional debt or equity securities. As of November 1st, 2016, the Company’s Cash Balance was $100 USD.

Stock Market Bar & Grill Restaurants will create an inviting neighborhood atmosphere by using a flexible service model, and extensive multi-media system and an open layout centered around our Stock Market Bar & Grill Market Ticker. Upon entering a Stock Market Bar & Grill, guests may choose to order at the counter for dine-in or take-out service or order at the table from one of our serves. This option allows our guests to customize each dining experience based on their different time demands or service preferences. Each Stock Market Bar & Grill Restaurant will contain an extensive multi-media system consisting of projection screen televisions and additional televisions for viewing of international finance news channels, sporting events, in-house musical performances or for viewing other special broadcasts. We believe that the layout of our Stock Market Bar & Grill Restaurants is attractive to both non-financial service industry and investor members and members of our financial services industry and private investors, as well as sports fans and Families, as guests may move table together to watch televised financial news channels, sporting events, and to share a family dinner or to join friends at the bar. Furthermore, by designing our Stock Market Bar & Grill Restaurants with a layout that differentiates the dining and bar areas, we believe that we appeal to families while still targeting our 21 to 40 year-old demographic.

Each Stock Market Bar & Grill Restaurant will also offer delivery service to local residents and businesses, as well as offer a catering service.

Operations to date:

The Company currently intends to open its first Three Corporate Owned and Operated Restaurants in the Southwest Los Angeles Market (Newport Beach area), the West Los Angeles Market (Marina Del Rey, Venice or Santa Monica area) and the Hollywood / Beverly Hills Market in 2018. Operations to date have consisted of site location research, menu items, recipe finalization and the development of an operations manual for the “front of the house operations”, “back of the house operations” and “franchise operations”. The group has also been interviewing and negotiating with National Restaurant Development and Management Companies for brand development and complete restaurant management.

The Company believes it will open all three locations within 18 months of meeting the minimum offering. The Company plans to begin opening additional corporate stores and beginning all franchising operations the third year of operations (see “growth strategy” below).

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Stock Market Bar & Grill Business Strategy:

In order for Stock Market Bar & Grill to capitalize on this unique market opportunity, the Company must follow the following strategies:

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Offer a boldly flavored menu with a broad appeal. Our menu features made-to-order signature artisan pizzas calzones, three traditional Brazilian Stroganoff recipes that can be served on Potatoes, Rice or French Fries, sandwich and burger options, an assortment of Chicken Wings with dipping sauces, multiple Styles of Salads and a multiple deserts options for customers of all ages. Stock Market Bar & Grill Restaurants will strive to build strong guest loyalty by offering the food quality and dining experience typically associated with casual dining restaurants at competitive prices.

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Create an inviting, neighborhood atmosphere. Stock Market Bar & Grill Restaurants will provide an energetic atmosphere with familiar surroundings to position our restaurants as a frequent neighborhood destination. Stock Market Bar & Grill Restaurants will feature an extensive multi-media system, furnishings that can easily be rearranged and an open layout centered around our signature Stock Market Bar & Grill Market Tickers and TVs, all of which appeal to both Financial News and Global Sports and American Sporting Events Sports Fans and Families.

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Enable our guests to customize their dining experience. Stock Market Bar & Grill Restaurants will offer a flexible service model and restaurant design that will allow guests to customize each dining experience to meet the different time demands or service preferences of a workday lunch, a dine-in dinner, a take-out meal, an at home delivery, an afternoon or evening enjoying one of our many televised events or in-house entertainment events or a late-night craving.

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Continue to Strengthen the Stock Market Bar & Grill Brand. Our marketing program is designed to communicate a distinctive and consistent execution of our “Stock Market Bar & Grill” brand to differentiate Stock Market Bar & Grill Restaurants from other bar and grill Restaurants. We will showcase our food and fun, energetic atmosphere through targeted advertising and marketing campaigns.

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Focus on Operational Excellence. Stock Market Bar & Grill Corporation will attempt to develop into an industry-leading restaurant company, and Stock Market Bar & Grill Corporation will strive for consistent execution of our concept. Stock Market Bar & Grill Corporation will continue to develop extensive systems and controls for our Company-owned and franchised restaurants to support all projected operations and projected growth.

Stock Market Bar & Grill Corporation’s Growth Strategy

Stock Market Bar & Grill Corporation’s growth strategy involves opening company-owned and franchised restaurants in both new and existing markets. We have established the necessary infrastructure and control systems to support a disciplined growth strategy. We believe our unique restaurant concept can support over 1,000 restaurants in the United States. We have designed procedures from identifying new market opportunities, determining our company and franchising strategy in those markets and indentifying sites for initial and future company-owned restaurants as well as franchised restaurants. Our growth strategy projects a mix of approximately one-third company-owned restaurants to approximately two-thirds franchised restaurants.

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Company-Owned Restaurants: Stock Market Bar & Grill Corporation intends to open company-owned restaurants in multiple markets. We plan to open our first three Stock Market Bar & Grill Restaurants in Los the greater Los Angeles market before August of 2017. In 2018 and 2019, we plan to have over twenty company-owned restaurants in large metropolitan markets (Miami, Florida; Fort Lauderdale, Florida; Boca

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Raton, Florida; New York City, New York; San Diego, California and Las Vegas, Nevada). These future locations may require the Company to raise additional Investment Capital in the future.

The Company intends to use revenues from operations to support this growth, though the Company may also choose to issue additional debt or equity to finance these proposed growth plans, or to achieve a more rapid growth rate.

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Franchised Restaurants: Stock Market Bar & Grill Corporation intends to implement a franchise system through the development of new restaurants by new franchisees, starting in 2018. We do not intend to proceed with any franchise locations until after the third company-owned location is established, and we believe this will give Stock Market Bar & Grill Corporation “Strength of our Brand”, allowing us unit growth opportunities in attractive undeveloped markets. We believe with our unique restaurant menu and relative simplicity of our restaurant operations, we believe we will be able to attract experienced and well capitalized area developers. We plan to open 32 franchise restaurants per year starting our second year of operations. This future franchise operation may require the Company to raise additional Investment Capital in the future.

Stock Market Bar & Grill Corporation plans for franchisees to execute a separate franchise agreement for each restaurant opened, typically providing for a 15 to 20-year initial term, with an opportunity to enter into a renewal franchise agreement subject to certain conditions. Our agreement will require franchisees to pay a franchise fee of $40,000 for the first restaurant opened and $30,000 for each additional restaurant they open. The $30,000 fee is reduced to $20,000 if the additional restaurant is in the designated area of the franchisee’s existing restaurant. If a franchisee has entered into an area development agreement with us, the initial franchise fee is $40,000 for the first restaurant, $30,000 for the second restaurant and $25,000 for each subsequent restaurant. These amounts are reduced to $30,000 for the first restaurant and $10,000 for each subsequent restaurant if the franchise is an existing area developer. Franchisees also pay Stock Market Bar & Grill Corporation a royalty fee of 5.0%, of which a portion goes to our proposed “National Advertising Fund” or “NAF” (National Advertising Fund not yet established).

In selection of Stock Market Bar & Grill Franchisees, we plan to focus on multiple unit area development agreement with a minimum of four Shares per development agreement. Our Franchisees must have experience in restaurant operations and development. We also have financial requirements for potential franchisees including $100,000 in liquid net worth and $250,000 in total net worth per unit to four Shares. Our concept, growth potential and strong unit level economics coupled with our training and support systems, will enable us to attract experienced and well capitalized area developers.

There can be no guarantee that the Company will generate enough investment proceeds to open any Company owned or franchised owned locations.

The Company intends to use revenues from operations to support this growth, though the Company may also choose to issue additional debt or equity to finance these proposed growth plans, or to achieve a more rapid growth rate.

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Industry:

The Stock Market Bar & Grill Restaurant concept offers elements of the quick casual dining restaurant segments, capitalizing on emerging trends in consumer lifestyles.

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Quick Casual Segment. According to Technomic Information Services, a leading restaurant industry research group, the quick casual segment is positioned between quick service and casual dining restaurants. Quick casual restaurants generally have the following characteristics: i) limited-service or self-service format, ii) individual meal averages between $8 and $15, iii) innovative food suited to sophisticated tastes, iv) upscale or highly developed décor and v) food prepared-to-order. According to the NPD Group, Inc., spending increases in the quick casual segment have historically been higher in other restaurant segments.

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Casual Dining Segment. In 2015, the restaurant industry had $782.7 Billion USD in Sales, with the casual dining segment accounting for more than one-third of the entire restaurant industry. Characterized by table service and a moderate average check, casual dining restaurants fall between quick casual and fine dining restaurants. The segment readily satisfies guests’ everyday dine-out needs by offering high quality fare at a reasonable price. Casual dining restaurants differ from quick casual restaurants in that they generally have: 1) a full-service format, ii) individual check averages between $10 $18, iii) a broad menu, iv) an alcohol component and v) comfortable décor with a higher level of finish.

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Emerging Trends. Both the quick and casual dining segments are benefiting from consumer lifestyle and economic trends, including: i) the increase in dual income families, ii) the decline in the relative cost of a restaurant meal compared to home-cooked meal, iii) the growth in spending on food eaten away from home, and iv) the emergence of restaurants as “third place” destinations

Lifestyle and economic trends have increased the need to convenient dining alternatives while making dining out relatively more affordable. The increase in dual income families, which often have busy work and social schedules and long commutes, may lead more families to dine out or order in, rather than eat at home. Driven by growing time pressures and a desire to relax, consumers are increasingly seeking a neighborhood establishment, a “third place” location in addition to home and work where they can socialize and unwind, or simply order food to go or to be delivered from a familiar menu.

Changes in customer preferences, general economic conditions, discretionary spending priorities, demographic trends, traffic patterns and the type, number and location of competing restaurants can affect the restaurant industry. Our proposed or future sales could be impacted by changes in consumer preferences in response to dietary concerns, including preferences regarding items such as calories, sodium, carbohydrates or fat. These changes could result in consumers avoiding our proposed menu items in favor of other foods, and our focus on a limited menu could make the consequences of a change in consumer preferences more severe than our competitors may face. Our success will depend to a significant extent on consumer confidence, which is influenced by general economic conditions and discretionary income levels. We anticipate our average restaurant sales may decline during economic downturns or periods of uncertainty, which can be caused by various factors such as high unemployment, increasing taxes, interest rates, or other changes in fiscal or monetary policy, high gasoline prices, declining home prices, tight credit markets or foreign political or economic unrest. Any material decline in consumer confidence or a decline in family “food away from home” or “order in ready to eat food” spending could cause our proposed / future sales, operating results, profits, business or financial condition to decline. If we fail to adapt to changes in customer preference and trends, we may lose customers and our future / proposed sales may deteriorate.

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Restaurant Atmosphere and Layout

Stock Market Bar & Grill Restaurants will be designed to provide an inviting neighborhood atmosphere and allow our guests the flexibility to customize their dining experience. The inviting and energetic environment of our restaurants will be created by using furnishings that can be easily arranged around a centralized Stock Market Bar & Grill Market Ticker and that accommodate parties of various sizes. Our restaurants will also feature distinct dining and bar areas and select markets and restaurants will have patio seating.

Each Stock Market Bar & Grill will have up to 40 televisions and up to five projection screen televisions throughout the restaurant to allow for easy viewing. These televisions will be used to show Global Financial News Broadcasts, Global Sporting Events that include, Global Soccer Matches, UFC and Boxing Pay-per-views, Concert events and other sports and special interest broadcast. These televisions combined with our sound system, National Trivia Network and assorted video games, provide a source of entertainment for our guests and reinforce the energetic nature of our concept. We will tailor the content and volume of our video and audio programming in each dining area to reflect our guests’ tastes. We believe the design of our restaurants will enhance our guests’ experience, drive repeat visits and will solidify the broad appeal of our concept.

All of our menu items are made-to-order and we are available for take-out or delivery, which we anticipate will account for 25% of our restaurant sales for company-owned restaurants. Many of our restaurants will maintain separate parking for our take-out guests.

Site Selection and Development

Stock Market Bar & Grill Site Selection process will be integral to the successful execution of our growth strategy. We have formalized internal guidelines for identifying, analyzing and approving new markets. In selecting designated market areas, we will collect and review restaurant industry data relating to restaurant sales, spending on food away from home and expected restaurant growth in the market, as well as market demographics, population data and relative media costs for radio and television advertising. Once a market is identified, we will have a number of criteria that will be examined to first determine an appropriate trade area within that market. These criteria include the presence of a casual dining corridor, projected growth within the trade area, the locations of key big box retailers in the neighborhood, key demographics and population density, drive time and trading area analysis and other quantitative and qualitative measures. Once a suitable trade area is identified, we will examine site specific details including visibility, signage, access and parking. Final approval by our executive management team is required for each company-owned and franchised site.

Marketing and Advertising

Stock Market Bar & Grill Corporation has created a unique marketing program designed to communicate a distinctive and consistent brand that differentiates “Stock Market Bar & Grill” from our competitors and that showcases our food in a fun and energetic atmosphere. These efforts will include marketing programs that support both our company-owned and franchised restaurants. The goal of these efforts is to: i) drive positive same-store sales through additional visits by our existing guests and encourage visits by new guests, ii) increase margins, iii) increase average order size, iv) facilitate strong restaurant openings and v) build brand awareness.

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Primary Marketing Campaigns. Our primary marketing campaigns will not focus on particular menu items, in an attempt to drive traffic. We will actively promote our “Stock Market Ticker” and Stock Market Theme in all advertisements along with any specials or promitions. At the start of each campaign, restaurants receive campaign overview and implementation memos. We will actively support each campaign through counter cards, table tents, posters, television danglers, crew uniforms and other branded materials. All primary marketing campaigns are supported by one or more of the following: television, radio and print advertising paid by our “NATIONAL ADVERTISING FUND”, or “NAF”. To encourage

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participation from our crew members in each campaign, we will also structure various crew incentive programs and mystery shopping programs.

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Secondary Marketing Campaigns. Our secondary marketing campaigns will focus on reaching beyond the core Stock Market Bar & Grill Restaurant guests. These programs will be designed to drive traffic during particular day-part, such as lunch or after work, or attract a particular demographic, such as families. We will introduce sales building programs into our locations at regular intervals throughout the year and support them with branded marketing materials. Unlike primary marketing campaigns, our secondary campaigns will not be supported by National Advertising Fund media (National Advertising Fund not yet established). We will develop these programs to allow for customization by individual restaurants.

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Local Area Marketing. Given our strategy to be a neighborhood destination, local area marketing is key to developing brand awareness in each market. Our restaurants will actively sponsor local sporting teams and global, national and regional televised sporting events to drive guest traffic associated with those activities. We will require both franchisees and company-owned restaurants to spend 0.5% of net sales on local area marketing, however many may choose to spend more than this minimum amount. As a neighborhood gathering place, we may also participate in preopening promotions to educate the community about the Stock Market Bar & Grill concept, such as inviting local media and celebrities to our openings and undertake other activities to create word-of-mouth advertising as well as distributing coupons to local businesses.

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Social Media. Stock Market Bar & Grill Corporation will have a corporate account on Facebook, Twitter and other social mediums, as well as establish an individual Facebook, Twitter and other social media accounts for each company-owned and franchised restaurant. Each restaurant will actively post photos of events at their restaurant, post advertisement for upcoming specials and events, and keep in contact with our loyal guests, friends and followers. Stock Market Bar & Grill will also maintain a corporate webpage at www.StockMarketBarandGrill.com where we will supply an individual page for each one of our company-owned restaurants and each of our franchise owned restaurants. Each restaurant will be able to customize their sites webpage with photos of events and advertisement for upcoming events and specials. Guests to the website will also be able to place “to go” or “delivery” orders on the website as well as learn about corporate promotions and restaurant openings, and obtain directions to restaurants.

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Advertising. Our media advertising focuses will be on positioning the “Stock Market Bar & Grill” brand as an inviting neighborhood dining location. Our commercials, print advertisements and radio spots will be recognized in the restaurant and advertising industries for their creativity. Rather than purchasing media on a national basis, we will utilize a team of professionals to purchase media on a market-by-market basis, which will allow us to react quickly to market specific opportunities. We will require our company-owned restaurants and franchisees to remit 2.5% of restaurant sales to support the National Advertising Fund which, in return, will spend approximately 80% of the money in the market from which it was originated. As the company continues to expand, we anticipate purchasing media on a national scale (National Advertising Fund not yet established).

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Franchise Support. System-wide campaigns and promotions will be developed and implemented with input from the Stock Market Bar & Grill Corporation Staff and the National Advertising Advisory Board. This volunteer franchisee board will be elected by franchisees annually and will meet regularly to review marketing strategies, provide input on advertising messages and vendor co-op programs and discuss marketing objectives. We will also provide each franchisee with a marketing manual that offers suggestions on local marketing techniques and programs. The manual will include strategies for instituting an effective grand opening plan and programs for local area marketing efforts as well as public relations ideas.

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Operations

Stock Market Bar & Grill Corporation’s management team strives for operational excellence by recruiting, training and supporting the highest quality management teams and employees and through the implementation of operational best practices across all of the “Stock Market Bar & Grill Restaurants”.

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Restaurant Management. In order to balance time and resources of our managers while driving increased operational efficiency, we will be implementing a management structure that consists of a General Manager, one assistant General Manager, and up to three Managers depending on restaurant volume. The Assistant General Manager is expected to perform a portion of the General Manager’s duties, allowing the General Manager the freedom to focus on larger operational initiatives. Managers will have clearly defined responsibilities to oversee either the kitchen, the bar or guest service. Before a manager is promoted to Assistant General Manager, he or she will have completed rotations at each position. We believe this structure improves the quality of life of our managers and aligns our proposed pay scale with the responsibilities of each manager in an effort to improve performance.

As we grow, we will begin to utilize both city and regional managers to oversee our General Managers, ensuring they receive the training and support necessary to improve restaurant operations. Both City and Regional Managers will be trained in all aspects of restaurant operations, with City Managers being required to work in each of their restaurants. This management structure will allow our City and Regional Managers to effectively transfer best practices and help our General Managers maximize sales while controlling costs.

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Kitchen Operations. As important aspect to the Stock Market Bar & Grill concept is the efficient design, layout and execution of our Stock Market Bar & Grill Market Ticker. Owing to the relatively simple preparation of our menu items, the kitchen shall consist of a single Pizza Oven, Commercial Stove and food prep stations that are arranged assembly-line style for maximum productivity. Given our menu and kitchen designs, we will be able to staff our kitchen with hourly employees that require only limited training before reaching full productivity. Additionally, we will not require the added expense of an on-site chef. The ease and simplicity of our kitchen operations will allow us to achieve our goal of preparing casual quality food with minimal wait times. We also believe the ease of operations in our Kitchens will be a significant factor in attracting franchisees.

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Training. We will provide extensive training for management and hourly employees at company-owned restaurants, with the goal of providing excellent guest service focused on high standards based on personal performance, food preparation and maintenance of our facilities. Further, each franchisee, along with a General Manager and one additional employee, will be required to attend our Training Program.

Managers of our company-owned restaurants will be trained using a two-step process that includes both in-class and hands-on sessions. Classroom courses will be taught by our training and operational staff originating from our three Los Angeles Flagship locations. Classroom training will last one week and cover a broad range of topics including food preparation, inventory management and hiring procedures. Managers will also be trained in day-to-day restaurant operations during an intensive five-week course at one of our then certified training restaurants (initially the three Los Angeles flagship restaurants). During this course, our manager trainees will work in every aspect of the business, including line cook, server and manager.

Hourly employees in company-owned restaurants will complete a comprehensive position certification process. This process will help them become proficient at a specific station. A station certification process will require 16 to 20 hours of classroom and hands-on training. Each trainee will receive feedback after each training session. Once certified, the trainee may be cross-trained in another position using the certification process.

In addition, our hourly employees will be encouraged to participate in an on-the-job program called “SCT” or “Stock Market Bar & Grill Certified Trainer”, which is a program that will utilize both detailed training

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guides and hands-on instruction by restaurant management. We will place an emphasis on streamlining the training process and, as such, we created the SCT program that can be easily taught and learned. In order to become SCT, an individual must be recommended by the restaurant General Manager as someone with a strong commitment, good attitude and enthusiasm. The certification process will require that the employee have a high level of knowledge of all NINE components of the restaurants’ operational manual. These nine components represent the nine different job positions in our restaurants: Greeter, Cashier, Bartender, Expedite Station, Pizza Oven Station, Grill / Oven Station, Delivery Operation, Guest Services and Bar-back. Monetary incentives and additional benefits will be used to encourage employees to participate in this certification process. Our objective is to have at least four SCTs at each company-owned and franchised restaurant.

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Career Opportunities. We will attempt to motivate and retain our field operations team by providing them with opportunities for increased responsibilities and advancement. In addition, we will offer performance-based cash incentives tied to sales, profitability and qualitative measures such as visits by our mystery shoppers and our quality assurance personnel. It will be the Company’s policy to promote within whenever possible.

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Recruiting. We will actively recruit and select individuals who demonstrate enthusiasm and dedication and who share our passion for high quality guest service through teamwork and commitment. To attract high caliber managers, we have developed a competitive compensation plan that includes a base salary and an attractive benefits package, including participating in a management incentive plan that rewards managers for achieving performance objectives.

Food Preparation, Quality Control and Purchasing

Stock Market Bar & Grill will strive to maintain high food quality standards. Our systems are designed to protect our food supply throughout the preparation process. We will provide detailed specifications to suppliers for our food ingredients, products and supplies. Our Restaurant Managers will be certified in a comprehensive safety and sanitation course by the National Restaurant Association. Twice-a-day line checks will ensure the safety of the food we serve in our restaurants.

We will negotiate directly with independent suppliers for our supply of food and paper products. To maximize our purchasing efficiencies and obtain the lowest possible price for our ingredients, products and supplies, while maintaining the highest quality, our centralized purchasing team will negotiate prices based on system-wide usage for both company-owned and franchised restaurants. The kitchen manager will place orders with approved local suppliers and distributors, and orders will be inspected at delivery. We believe that competitively priced, high quality alternative manufacturers, suppliers, growers and distributors are available should the need arise.

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Issues Regarding Franchises:

Because of false starts in attempts to regulate franchising at the Federal level in the 1970's, many states jumped into the void and passed state statutes and regulations controlling the offering and sale of franchises and business opportunities within their boundaries. Eventually the plan for federal regulation gained momentum and the Federal Trade Commission Franchise rule (16 C.F.R. Part 436) was adopted as an overlay to the numerous state regulatory schemes that had been adopted in the interim. As a result, today the franchise industry is subject to a complex web of regulations that differ from the Federal level to the State level and differ widely from State to State.

Who Regulates Franchising?

Franchising is regulated by the U.S. Federal Trade Commission (FTC) and by various state agencies. The FTC Franchise Rule applies everywhere in the United States.  A state's franchise laws usually apply only if:

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the offer or sale of a franchise is made in the state; or

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the franchised business will be located in the state; or

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the franchisee is a resident of the state.

What is a franchise?

Federal Law.

Under the FTC Franchise Rule, there are 3 elements of a franchise:

1. Trademark. The franchisee is given the right to distribute goods and services that bear the franchisor's trademark, service mark, trade name, logo, or other commercial symbol.

2. Significant Control or Assistance. The franchisor has significant control of, or provides significance to the franchisee’s method of operation. Examples of significant control or assistance include:

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approval of the site

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requirements for site design or appearance

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designated hours of operation

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specified production techniques

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required accounting practices

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required participation in promotional campaigns

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training programs

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providing an operations manual

3. Required Payment. The franchisee is required to pay the franchisor (or an affiliate of the franchisor) at least $500 either before (or within 6 months after) opening for business. Required payments include any payments the franchisee makes to the franchisor for the right to be a franchisee. These include franchise fees, royalties, training fees, payments for services, and payments from the sale of products (unless reasonable amounts are sold at bona fide wholesale prices).

If all 3 elements are present, then the relationship will be a "franchise" for purposes of the FTC Franchise Rule.

 pg. 31

State Law.

State law definitions of franchises vary, but there are several common themes:

In 12 states, the 3 elements of the legal definition of a "franchise" are:

?

Marketing Plan. The franchisee is granted the right to engage in the business of offering, selling or distributing goods or services under a marketing plan or system substantially prescribed by the franchisor.

?

Association with Trademark. The operation of the franchisee’s business is substantially associated with the franchisor’s trademark, trade name, service mark, etc.

?

Required Fee. The franchisee is required to pay a fee, directly or indirectly.

These States are California, Illinois, Indiana, Iowa, Maryland, Michigan, North Dakota, Oregon, Rhode Island, Virginia, Washington, and Wisconsin.

In 5 other States, the 3 elements of the legal definition of a "franchise" are:

?

Trademark License. The franchisee is granted the right to engage in the business of offering, selling or distributing goods or services using the franchisor’s trademark, trade name, service mark, etc.

?

Community of Interest. The franchisor and franchisee have a community of interest in the marketing of goods or services.

?

Required Fee. The franchisee is required to pay a fee, directly or indirectly.

These states are Hawaii, Minnesota, Mississippi, Nebraska, and South Dakota.

In Connecticut, Missouri, New York and New Jersey, the definition of a "franchise" involves some (but not all) of the elements in these 17 states. Finally, in Arkansas, Delaware and Florida, the state definitions are unique, and not like any other state.

What kind of franchise laws are there?

There are 3 general categories of laws regulating franchises: disclosure laws, registration laws, and relationship laws.

Disclosure laws regulate things like:

?

required pre-sale disclosures;

?

prohibited franchise sales practices; and

?

mandatory cooling-off period before franchise sales.

Registration laws require things like:

?

registration of the franchise;

?

registration of franchise salespersons; and

?

registration of franchise advertising.

Relationship laws govern certain aspects of the relationship between franchisor and franchisee, such as:

?

grounds for terminating a franchise;

?

notice and cure periods before termination;

 pg. 32

?

grounds for not renewing a franchise; and

?

equal treatment of franchisees.

What are the most common types of violations of franchise laws?

?

Offering or selling an unregistered franchise

?

Failing to provide a UFOC on time

?

Failing to provide all required disclosures in the UFOC

?

Making misrepresentations to franchisee prospects

?

Improperly terminating or not renewing a franchise

What are the penalties for violating franchise laws?

Governmental penalties for violating franchise laws can include fines, permanent bans on engaging in franchising, freezing of assets, money damages for victims, and even jail sentences. These penalties can be applied to the franchisor, and to its officers, directors, and managers who formulate, direct or control the franchisor's activities. The violation of state franchise laws is typically treated under the statutes as either a fraudulent and deceptive trade practice, or a misdemeanor, or a felony. In some states, a franchisee who has been harmed by the franchisor’s conduct can be awarded money damages (including punitive damages and attorneys fees), or cancellation of the franchise agreement and reimbursement of all fees paid to the franchisor.

DISCLOSURE LAWS

The FTC Franchise Rule requires franchisors to provide each prospective franchisee with a disclosure document, which is sometimes called an offering circular, at a certain point early in the process of offering and selling a franchise.

Laws in more than a dozen states also require franchisors to provide a similar disclosure document. Because the FTC format for disclosure does not satisfy the state-law requirements in these states, most franchisors choose to use the UFOC (Uniform Franchise Offering Circular) format which is acceptable in all of the registration states. The UFOC Guidelines are lengthy and detailed requirements for the preparation of a UFOC. See UFOC Outline for a discussion of these requirements.

The franchisor must give the UFOC to the prospect at the earlier of:

?

the first face-to-face meeting with the prospect involving a discussion about the sale of a franchise; or

?

at least 10 business days before the prospect signs any agreement with the franchisor; or

?

at least 10 business days before the prospect pays any money to the franchisor.

The franchisor also must provide the prospect with a complete version of the franchise agreement (with all blanks filled in) at least 5 business days before the prospect signs any agreement or pays any money.

 pg. 33

STATE REGISTRATION LAWS

Franchise Registration.

The FTC Franchise Rule does not provide for any registration of a franchise with the Federal Trade Commission, so there is no federal registration of franchises. However, various states require that franchises, business opportunities and seller-assisted marketing plans must be registered with the state before they can be sold in the state. The franchise registration states (and initial filing fees) are:

?

California (US$675)

?

Hawaii (US$250)

?

Illinois (US$500)

?

Indiana (US$500)

?

Maryland (US$500)

?

Michigan (US$250)

?

Minnesota (US$400)

?

New York (US$750)

?

North Dakota (US$250)

?

Rhode Island (US$500)

?

South Dakota (US$250)

?

Virginia (US$500)

?

Washington (US$600)

?

Wisconsin (US$400)

In most of these states, registration involves a review of the UFOC by a franchise regulator, who checks to make sure the UFOC meets the state requirements. But, in a few states, the UFOC is simply filed.

State registrations are generally valid for 1 year. In some states, the effective period of registration is a full calendar year from the first registration date; but, in other states, the registration expires a certain number of days (typically 90 to 120 days) after the end of the franchisor’s fiscal year. To renew registration, a franchisor must file a renewal application or annual report each year, which includes certain forms, an updated UFOC, and a filing fee. Maryland also requires franchisors to file quarterly reports.

The UFOC also needs to be updated every time there is a change to any of the material information regarding the franchisor or the franchise opportunity. "Material information" means information that a potential franchisee could consider important in making a decision whether to invest in a franchise. If there are any of these changes, then the franchisor must update its UFOC and file an amendment in the relevant registration states.

Business Opportunity Registration or Exemption.

There are a number of states that require registration of business opportunities and seller-assisted market plans. The statutory definitions of these types of business relationships are often broad enough to include franchises, but most of these states provide some type of exemption for franchises that comply with the FTC Franchise Rule. The exemption is automatic in some states. But, to claim this exemption in Kentucky, Nebraska and Texas, there is a one-time filing required. To claim the exemption in Florida and Utah, it is necessary to file each year. The franchise exemption in Connecticut, Maine, North Carolina and South Carolina is

 pg. 34

available only for franchisors that have obtained registration of the trademarks or service marks involved in the franchise. Franchisors who do not have these mark registrations will need to register their franchise under the business opportunity laws if they will offer franchises in these states.

Advertising Filing.

Some states require that all advertising for the sale of franchises must be filed with the state before they are published. These states include: California, Indiana, Maryland, Minnesota, New York, North Dakota, Rhode Island, South Dakota and Washington.

These states also generally have laws that restrict what franchisors can say in advertisements. These restrictions usually prohibit characterizing the franchise as a safe investment, or implying that state registration of the franchise means that the state has approved of the franchise. A few other states have similar content restrictions, but do not require the ads to be filed.

Salesperson Registration.

Most of the franchise registration states require the franchisor to file certain information about each person who will sell franchises in the state. This information includes the salesperson’s home address and phone number, business addresses and phone number, social security number, date of birth, five-year employment history, and information about certain civil and criminal proceedings involving the person. These states include California, Hawaii, Illinois, Indiana, Maryland, Minnesota, North Dakota, Rhode Island, South Dakota and Washington. If the salesperson is not an employee of the franchisor, Illinois, New York and Washington require that additional detailed information be filed.

STATE RELATIONSHIP LAWS

There is no federal law governing franchise relationships, although in the 1990s new legislation on this topic was proposed in Congress several times. There are 19 states that regulate some aspect of the franchise relationship. These states include Arkansas, California, Connecticut, Delaware, Hawaii, Illinois, Indiana, Iowa, New Jersey, Michigan, Minnesota, Mississippi, Missouri, Nebraska, North Dakota, South Dakota, Virginia, Washington and Wisconsin.

Restrictions on Termination.

In all 19 states except for North Dakota, it is illegal for a franchisor to terminate a franchise agreement without good cause. "Good cause" usually includes things like:

?

the franchisee become insolvent or bankrupt;

?

the franchisee voluntarily abandons its operations;

?

the franchisee is convicted of a crime relating to the franchise operations; or

?

the franchisee fails to substantially comply with its material obligations under the franchise agreement.

These laws typically require the franchisor to give the franchisee written notice of the proposed termination a certain number of days before the termination. This advance notice period ranges from 30 to 120 days. These laws also usually provide the franchisee with an opportunity to cure the default, although there are often exceptions for defaults that cannot be cured such as voluntary abandonment, bankruptcy, and criminal conviction.

 pg. 35

Restrictions on Non-Renewal.

State laws do not require franchise agreements to include a provision for renewal of the franchise after the end of the initial term. But, if a franchise agreement does have a renewal provision, then the franchise relationship laws in 12 states restrict the franchisor's ability to not renew the franchise. Most of these state treat non-renewal just like termination. This means that a franchisor must renew the franchise unless there is good cause no to, and the franchisee has been given the required advance written notice and opportunity to cure. These states include: Arkansas, Connecticut, Delaware, Hawaii, Iowa, Indiana, Minnesota, Mississippi, Missouri, Nebraska, New Jersey and Wisconsin.

The relevant laws in California, Illinois, Michigan and Washington require the franchisor to give the franchisee advance written notice of non-renewal (typically at least 6 months), and they impose certain restrictions or requirements on the franchisor in some circumstances, such as repurchase of the franchisee's assets, or waiver of any non-competition restrictions.

Repurchase Obligations.

In 10 states, the franchisor must repurchase some or all of the franchisee's furnishings, equipment, inventory, supplies and other assets following the end of the franchise relationship. These states include: Arkansas, California, Connecticut, Hawaii, Illinois, Iowa, Michigan, North Dakota, Washington and Wisconsin. Most of these states allow the franchisor to offset any money the franchisee owes to the franchisor. In Arkansas and California, the repurchase obligation is only imposed in certain situation where the termination or non-renewal by the franchisor violates state law. In Connecticut, the law requires the franchisor to repurchase certain of the franchisee’s assets following any termination of the franchise, and in Hawaii and Washington, the repurchase obligation applies to terminations and non-renewals. The repurchase requirement is more limited in Illinois, Iowa, Michigan, North Dakota and Wisconsin.

Transfer Restrictions.

In 10 states, it is illegal for a franchisor to refuse to allow a transfer of the franchise without good cause. These states include: Arkansas, California, Hawaii, Indiana, Iowa, Michigan, Minnesota, Nebraska, New Jersey and Washington. Many of these states permit a franchisor to have a right of first refusal to purchase the franchise prior to a transfer. The California and Indiana statutes limit the circumstances in which transfer must be allowed. In California, the spouse, heirs and estate of a deceased franchisee/dealer can operate the business, if they qualify, or they can transfer the business to a qualified third party. Indiana simply grants the spouse, heirs and estate of a deceased franchisee/dealer the right to operate the business for a reasonable period of time.

Other Restrictions.

There are various other restrictions or requirements imposed on franchise relationships by state law. Some of these include:

?

Encroachment. The franchisor’s ability to open a new unit in the vicinity of a franchise’s existing unit is regulated in Hawaii, Indiana, Iowa, Minnesota and Washington.

?

Free Association. It is illegal for a franchisor to prohibit free association among franchisees or to prohibit them from participating in a trade association in Arkansas, California, Hawaii, Illinois, Iowa, Michigan, Minnesota, Nebraska, New Jersey, Rhode Island and Washington.

?

Good Faith / Reasonableness. A franchisor must deal with its franchisees in a commercially reasonable manner and/or in good faith in Arkansas, Hawaii, Iowa, Minnesota, Nebraska, New Jersey and Washington.

?

Management. It is illegal for a franchisor to require or prohibit any change in the management of the franchisee without good cause in Arkansas, Minnesota, Nebraska and New Jersey.

?

Marketing Fees. It is illegal to collect marketing fees from franchisees and not spend them on marketing in Arkansas.

?

Non-Compete Agreements. The scope of a franchisee’s non-competition agreement is limited in Indiana, and Louisiana.

 pg. 36

?

Non-Discrimination. It illegal for a franchisor to discriminate among similarly situated franchisees in Hawaii, Illinois, Indiana, Minnesota and Washington.

?

Non-Waiver. A franchisee’s waiver of any of the protections provided to it under state law is illegal or unenforceable in every state.

?

Required Purchases. There are limits on a franchisor’s ability to require franchisees to purchase supplies, inventory, goods and services from the franchisor or designated sources in Hawaii, Indiana, Iowa and Washington.

 pg. 37

B.

The Offering

The Company is offering a maximum of 50,000 9% Convertible Preferred Stock Shares at a price of $100.00 per Unit, with all Shares having a Value of $100.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development of the Company's Restaurant Franchise Business.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has not set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

& Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

& Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock. Additionally, the Company has no outstanding warrants for the purchase of the Company’s Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

 pg. 38

J.

Company Convertible Securities

The Company, at the completion of this Offering will have 50,000 9% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price

 pg. 39

will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

 pg. 40

L.

Reporting

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

M.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: 212-828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

 pg. 41

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Stock Market Bar & Grill Corporation.

The Company	Stock Market Bar & Grill Corporation is a New York Stock Corporation.
Company Executive Officers	Biographies of the Company’s Executive Officers can be found starting on Page 47 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 9% Convertible Preferred Stock Shares.
The Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 500,000 6% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Conversion Option / Mandatory Conversion Investment Period

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the second, third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 2: (Shareholder Conversion Option)

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

•

Year 3: (Shareholder Conversion Option)

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

•

Year 4: (Shareholder Conversion Option)

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

•

Year 5: (Optional & Mandatory Conversion Option)

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors. The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

Voting Rights	Preferred Stock has NO VOTING RIGHTS
Reports to Investors

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

Distributions

The Company has never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future for our Common Stock. Any future determination to declare dividends on our Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company currently utilizes the office spaces of AltaVista Capital Markets, LLC. The primary mailing address for the Company at the time of this Offering is: Stock Market Bar & Grill Corporation, Attn: AltaVista Capital Markets, LLC, One World Trade Center, Suite 8500, New York City, New York 10007. The Company current intends to rent Retail Restaurant Spaces in Los Angeles Country for its first retail locations. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was formed as a New York Stock Corporation in August of 2016. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There can be no assurances that Stock Market Bar & Grill Corporation will operate profitably.

Overview:

Stock Market Bar & Grill Corporation is a pre-operation and developmental restaurant and entertainment Company that plans to offer a variety of boldly flavored, made-to-order menu items including. The Company to date has no Revenues to date, and expects to have a monthly “burn rate” of roughly $200,000 during its pre-operations phase, and estimates to have capital fund operations of 25 months if the maximum offering is achieved (three locations), and six months if the minimum offering is achieved (one location). The Company believes that the revenues from either one or three locations is adequate to fund the Company’s debt service on the Preferred Stock as well as all company growth without the need to issue additional debt or equity

 pg. 45

securities. In the event the Company requires additional capital, the Company may choose a listing on the OTC Market, obtain bank debt financing or issue additional debt or equity securities. As of June 1st, 2016, the Company’s Cash Balance was $100.00 USD.

Operations to date:

The Company currently intends to open its first Three Corporate Owned and Operated Restaurants in the Southwest Los Angeles Market (Newport Beach area), the West Los Angeles Market (Marina Del Rey, Venice or Santa Monica area) and the Hollywood / Beverly Hills Market in 2016. Operations to date have consisted of site location research, menu items, recipe finalization and the development of an operations manual for the “front of the house operations”, “back of the house operations” and “franchise operations”. The group has also been interviewing and negotiating with National Restaurant Development and Management Companies for brand development and complete restaurant management.

The Company believes it will open all three locations within 18 months of meeting the minimum offering. The Company plans to begin opening additional corporate stores and beginning all franchising operations the third year of operations (see “growth strategy” in Item 7 of this Registration Statement / Offering Memorandum).

 pg. 46

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

The Company is a Wholly Owned Subsidiary of AltaVista Capital Markets, LLC, and the Company will be initially controlled by the Management of AltaVista Capital Markets, LLC. Prior to capitalization, the Company will have entered into a services agreement with a Los Angeles, California Based “International Restaurant Consulting Group for the complete operations of the Company. The Consulting Group is an international hospitality and restaurant consulting group, possessing extensive international coverage, with offices in Los Angeles, Dubai and India.

Current clients of the Consulting group include:

•

TGI Fridays (Franchise) (USA)

•

Caliburger (International)

•

W Hotel (Los Angeles)

•

SEGA International (U.S.)

•

PIzzaro (Dubai, UAE)

•

Rumba Room & Hauser Entertainment

•

House of Fraser PLC (UK)

•

Sushiitto (USA)

•

Otis Jackson’s Soul Dog (USA)

•

Cappuccino (UK)

•

International Food Concepts (IFC) (Qatar)

•

Cassava Restaurant and Lounge (USA)

The services to be provided by the Consultant include, but are not limited to:

•

Strategy Consulting

o

Formulation

o

Differentiation

o

Execution

o

Business & Strategy Planning

o

Food Service Contract Consulting

•

Concept Development

o

Concept Creating

o

Concept Development

o

Brand Creation

o

Restaurant Interior Design

o

Graphic Design

o

Menu Creation

o

Menu Engineering

•

Marketing

o

Marketing Strategy

o

Tactical Marketing

o

Online Marketing

o

Website Design

o

Local Store Marketing

o

Photography

o

Promotions

•

Operations

o

Customer Journey

o

Food & Beverage Operating Systems

o

Liquor & Food Licensing

o

Training Systems

o

Performance Analysis

o

Cost Solutions

o

Green Solutions

•

Technology

o

Technology Integration

o

Operational Software

 pg. 47

o

Online Ordering Systems

o

Inventory Management Systems

•

Management Services

o

Franchising & Franchise

o

Due Diligence

o

Purchasing

•

Training & Human Resources

o

Strategic Planning

o

Operational Training Systems

o

Emotional Intelligence

o

Wellness in the Workplace

o

Developing Leaders

o

Recruitment Strategies

o

Culture of Success

o

Teambuilding

o

Performance Management

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified. The initial Officers of the Company is the Management of AltaVista Capital Markets, LLC.

Name

Position

Mr. Koorosh “Danny”  Rahimi

Managing Partner

of AltaVista Capital Markets, LLC

Board of Directors Member of Stock Market Bar & Grill Corp

Mr. Koorosh Rahimi is a Managing Partner of the AltaVista Capital Markets and the current Chief Executive Officer of Samba Brazilian Gourmet Pizza Corporation. Mr. Rahimi is also the President of AltaVista Private Client, LLC, a FINRA Registered Investment Advisory Firm

Mr. Rahimi started his career in Investment Banking in March of 2009 as a Financial Advisor & Registered Investment Advisor with MassMutual Financial Group, where he provided High Net Worth Clients Financial Advice on matters such as: Investments, Retirement Planning and Estate Planning.

In mid 2011, Mr. Rahimi advanced his career path in the Financial Services Industry by joining Wells Fargo as a Licensed Banker. For just over two and one half years, Mr. Rahimi provided clients with an array of solutions to Wells Fargo Bank customers, from FDIC Insured products, business banking products and services, merchant services and Financial Advisor services.

In early 2013, Mr. Rahimi joined Bank of America’s Merrill Edge, where he served as Assistant Vice President of Investments and Preferred Banking. Mr. Rahimi’s primary function was Financial Planning & Retirement Planning, Financial Advice for: Investments, Financial Securities, Stocks, Bonds, and Mutual Funds.

B. Significant Employees.   All Members of Stock Market Bar & Grill Corporation as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Stock Market Bar & Grill Corporation listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

 pg. 48

ITEM 11.   EXECUTIVE COMPENSATION.

In November of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of Stock Market Bar & Grill Corporation will be entitled to receive an annual salary of:

Mr. Koorosh “Danny” Rahimi

Chief Executive Officer

$0.00

Mr. Geoff Thompson

Advisor

$0.00

Ms. Cindy Boerum

Advisor

$0.00

Mr. Chris LeSaffre

Advisor

$0.00

Mrs. Claudia Martins Leite

Advisor

$0.00

NOTE: No compensation has been accrued, nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Officer has elected to have his salary deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Stock Option Grants

The Company does not currently have any outstanding Stock Options or Warrants

Significant Employees

The Company has no significant employees other than the Company’s Chief Executive Officer as named in this prospectus.

 pg. 49

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

Name and Address of Record Owner	Shares of Voting Stock of Record Owned	Percentage of Total Voting of Record Owned
AltaVista Capital Markets, LLC One World Trade Center Suite 8500 New York City, New York 10007	Preferred Common	0% 100%

(1)

AltaVista Capital Markets, LLC is a California Limited Liability Company

(2)

AltaVista Private Client, LLC; a California Limited Liability Company, owns 20% of AltaVista Capital Markets, LLC

(3)

Mr. Koorosh “Danny” Rahimi is the Sole Voting Member of AltaVista Private Client, LLC

(4)

Mr. Koorosh “Danny” Rahimi is a Managing Member of AltaVista Capital Markets, LLC

(5)

Mr. Koorosh “Danny” Rahimi is the Chief Executive Officer of Stock Market Bar & Grill Corporation

(6)

Synergistic International Asset Management, Ltd; a Bermuda Company, owns 20% of AltaVista Capital Markets, LLC

(7)

Mr. Geoff Thompson is the Sole Voting Member of Synergistic International Asset Management, Ltd.

(8)

Mr. Geoff Thompson is a Managing Member of AltaVista Capital Markets, LLC

(9)

Eight Six Eighty Nine, Ltd.; a Nevis Company owns 20% of AltaVista Capital Markets, LLC

(10)

Mr. Christopher LeSaffre is the Sole Voting Member of Eighty Six Eighty Nine, Ltd.

(11)

Boerum Holdings, LLC; a California Limited Liability Company owns 20% of AltaVista Capital Markets, LLC

(12)

Ms. Cindy Boerum is the Sole Voting Member of Boerum Holdings, LLC

(13)

Ms. Cindy Boerum is a Managing Member of AltaVista Capital Markets, LLC

(14)

AltaVista Securities, LLC; a California Limited Liability Company owns 20% of AltaVista Capital Markets, LLC

(15)

Ms. Claudia Leite is the Sole Voting Member of AltaVista Securities, LLC

(16)

Ms. Claudia Leite is a Managing Member of AltaVista Capital Markets, LLC

 pg. 50

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

The Company is a Wholly Owned Subsidiary of AltaVista Capital Markets, LLC. AltaVista Capital Markets, LLC’s majority shareholders are:

(1)

AltaVista Capital Markets, LLC is a California Limited Liability Company

(2)

AltaVista Private Client, LLC; a California Limited Liability Company, owns 20% of AltaVista Capital Markets, LLC

(3)

Mr. Koorosh “Danny” Rahimi is the Sole Voting Member of AltaVista Private Client, LLC

(4)

Mr. Koorosh “Danny” Rahimi is a Managing Member of AltaVista Capital Markets, LLC

(5)

Mr. Koorosh “Danny” Rahimi is the Chief Executive Officer of Stock Market Bar & Grill Corporation

(6)

Synergistic International Asset Management, Ltd; a Bermuda Company, owns 20% of AltaVista Capital Markets, LLC

(7)

Mr. Geoff Thompson is the Sole Voting Member of Synergistic International Asset Management, Ltd.

(8)

Mr. Geoff Thompson is a Managing Member of AltaVista Capital Markets, LLC

(9)

Eight Six Eighty Nine, Ltd.; a Nevis Company owns 20% of AltaVista Capital Markets, LLC

(10)

Mr. Christopher LeSaffre is the Sole Voting Member of Eighty Six Eighty Nine, Ltd.

(11)

Boerum Holdings, LLC; a California Limited Liability Company owns 20% of AltaVista Capital Markets, LLC

(12)

Ms. Cindy Boerum is the Sole Voting Member of Boerum Holdings, LLC

(13)

Ms. Cindy Boerum is a Managing Member of AltaVista Capital Markets, LLC

(14)

AltaVista Securities, LLC; a California Limited Liability Company owns 20% of AltaVista Capital Markets, LLC

(15)

Ms. Claudia Leite is the Sole Voting Member of AltaVista Securities, LLC

(16)

Ms. Claudia Leite is a Managing Member of AltaVista Capital Markets, LLC

Consequently, these five shareholders of AltaVista Capital Markets, LLC control the operations of the Company and will have the ability to control all matters submitted to Shareholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s Certificate of Formation or Operating Agreement; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Rahimi, Mr. Thompson, Ms. Boerum, Mrs. Leite and Mr. LeSaffre will thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer to purchase the Company. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 51

ITEM 14. SECURITIES BEING OFFERED.

Preferred Stock

A maximum of FIFTY THOUSAND 9% Convertible Preferred Stock Shares are being offered to the public at $100.00 per share.

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price

 pg. 52

will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

This Offering Circular relates to the offering (the “Offering”) of up to 50,000 9% Convertible Preferred Stock Shares in Stock Market Bar & Grill Corporation. The Securities offered through this Offering have no voting rights until the securities are converted to Common Stock Shares of the Company per the terms and conditions detailed in this Offering. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 50,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out.

 pg. 53

If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Koorosh “Danny” Rahimi, an Executive Officer of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of New York for agreements made in and to be performed in the state of New York. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

 pg. 54

(a) Description of Company Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of FIVE MILLION shares of Common stock, $0.001 par value per share (the "Common Stock"). As of November 1st, 2016 – 1,000,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of FIFTY THOUSAND shares of Preferred stock, no par value per share (the "Preferred Stock"). As of November 1st, 2016 - No Preferred Stock Shares were issued and outstanding.

(c) Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of November 1st, 2016, there were 1,000,000 shares of our Common Stock outstanding, which were held of record by approximately ONE stockholder, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

As of November 1st, 2016, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

 pg. 55

Indemnification of Directors and Officers:

The Company is incorporated under the laws of New York. New York General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by New York's General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

New York’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 56

ITEM 15. ADDITIONAL INFORMATION REGARDING MANDATORY SHAREHOLDER ARBITRATION

Company Policy on Mandatory Shareholder Arbitration:

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of New York for agreements made in and to be performed in the state of New York. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF NEW YORK, IN THE COUNTY OF NEW YORK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Enforceability of Mandatory Shareholder Arbitration:

A recent U.S. Supreme Court decision in AT&T Mobility, LLC vs. Concepcion, the Supreme Court upheld the enforcement of contractual arbitration clauses that waive a consumer’s right to bring a class action. While the effect of the Court’s ruling was more a landmark decision on consumer class actions, its importance was also on the more current state of “shareholder class action”, or essentially can corporations also prevent future securities class actions by adding arbitration and class-action waiver clauses in the Company’s Charter, By-laws and Securities Offering?

This issue has been debated in the past, and most recently when the Committee on Capital Markets Regulation recommended that shareholders have the Right “TO ADOPT ALTERNATIVES TO TRADITIONAL LITIGATION BY INSTITUTING ALTERNATIVES SUCH AS ARBITRATION (WITH OR WITHOUT CLASS ACTIONS).”

Conception’s pro-arbitration holding makes it clear that arbitration and class-action waiver clauses can be enforced, even in adhesion contracts that are not negotiated between the parties.

The basis for the Company’s Arbitration clause is based on Concepcion, and based on the ground that Corporation’s, through a public offering of securities, have a “Contract with their Shareholders”

it is the Opinion of the Company that the permissibility of arbitration clauses in shareholder-corporation dispute resolution is enforceable. The Federal Arbitration Act and the Supreme Court cases upholding its effect suggest an expansive use of arbitration clauses is possible.

 pg. 57

WHEN A CORPORATION MAKES A PUBLIC OFFERING OF SECURITIES, THEY ENGAGED IN ‘INTERSTATE COMMERCE’, THUS MAKING IT POSSIBLE FOR THE COMPANY TO USE THE FEDERAL ARBITRATION ACT.

NOTE: Mandatory Shareholder Arbitration Clauses in Initial Public Offerings of Securities, like this Offering, have not been challenged in the State or Federal Courts, and the enforceability of Mandatory Shareholder Arbitration Clauses (like those contained in this Offering) have not been validated or invalidated by any court, and any future rulings by any State or Federal Court may affect the Mandatory Shareholder Arbitration Agreement associated with this Offering.

Pros & Cons of Mandatory Shareholder Arbitration:

1.

COSTS

PRO: Unlike court litigation, it is not necessary to hire a lawyer to pursue a claim against the Company in arbitration. Also, arbitration does not ordinarily involve time-consuming and expensive “discovery”, a period during which attorneys for each party subpoena each other’s documents and interrogate each other’s witnesses.

CON: Even though it is not mandatory, most parties elect to be represented by an attorney. Consequently, the cost savings of not using an attorney often is not realized by either party. And unlike court filing fees, which are relatively nominal, arbitration ordinarily entails substantial filing and arbitrator’s fees. For example, the American Arbitration Association (AAA) charges an Administrative Fee based on the amount of the claim or counterclaim that ranges from $975 for claims less than $10,000, to $8,700 for claims between $500,000 and $1 Million. Additionally, the parties must compensate the arbitrator or arbitrators for their time. A single arbitrator’s fees can exceed $1,500 per day.

2.

TIME

PRO: The arbitrator sets the date, time and place for the hearing after consulting with the parties. It is common for an arbitration to take three to six months from the initial demand to the issuance of an award. Under the AAA rules, special fast-track procedures apply if neither party’s claim or counterclaim exceeds $75,000. In this case, the arbitrator is required to set a date for the hearing within 30 days of confirmation of the arbitrator’s appointment.

CON: A lawsuit in New York State ordinarily takes nine to 12 months, but can take years due to a variety of factors (court schedules, attorney schedules, case investigation times, discovery times, preliminary conference times, deposition times, etc.) to get from the initial filing to the trial. However, unlike in an arbitration, a lawsuit opens up the opportunity to have the court make legal rulings in advance of the trial that narrow the issuers or dismiss all or part of the claims.

3.

THE DECISION-MAKER

PRO: In an arbitration, the parties can choose an arbitrator who has experience with the industry. Additionally, unlike a judge in a court proceeding whose docket is often dominated by criminal, divorce and personal injury cases, an arbitrator ordinarily has the time to evaluate and decide the dispute.

Con: Unlike an arbitration, a judge or jury ordinarily does not have a background as an owner of a business, an active investor, both, or even neither. Consequently, arbitrators may have a bias that favors one side or the other in an arbitration. For these reasons, one party may object to an arbitrator, and vice versa.

4.

EVIDENCE

PRO: Because the rules of evidence do not apply in an arbitration proceeding, it is less time-consuming and less expensive to present a case in an arbitration proceeding than in a court trial.

CON: A party in an arbitration proceeding can be confronted with correspondence and affidavits from third-party witnesses who are not available for cross-examination. Likewise, a party in an arbitration proceeding can be confronted with testimony from witnesses who have no first-hand knowledge of the

 pg. 58

subject of the testimony. In a court proceeding, damages must be proven with reasonable certainty; in an arbitration proceeding, proof of damages can be based on speculation and conjecture.

5.

DISCOVERY

PRO: In an arbitration proceeding, the parties only have limited rights to discover damaging information from the opposing party. Among other things, this means that a party probably will not incur the significant costs of subpoenaing and reviewing the opposing party’s documents and taking depositions of the opposing witnesses. Under the AAA’s fast-track rules for claims under $75,000, there is no discovery (absent exceptional circumstances) except for an exchange of exhibits and lists of witnesses five days before the hearing. In other cases, the AAA rules state the arbitrator has the discretion to direct the parties to exchange documents and other information and identify witnesses, but there is no other discovery (absent exceptional circumstances) except for an exchange of exhibits seven days before the hearing.

CON: Court rules allow each party to use a variety of methods to discover information known only by the opposing party, or a third party, including depositions, interrogatories (written questions) the opposing party must answer under oath and subpoenas for the production of documents. These procedures greatly increase the chances that each party will discover the weakness and strengths of their respective cases before trial.

6.

PRIVACY

PRO: Arbitration proceedings are not open to the public and the parties can agree to keep the proceeding confidential.

CON: In a court proceeding, confidential or embarrassing matters cannot be concealed from the public.

7.

JOINING THIRD PARTIES

PRO: Third parties who ultimately may be responsible may not be brought into the arbitration without their consent. Thus, most arbitration proceedings involve only the two parties to the contract.

CON: Court rules allow a party who has been sued for something for which a third party is ultimately responsible to bring the third party into the lawsuit by filing a cross-claim or third-party claim. In this manner, all parties involved in the dispute are before the court at the same time in the same lawsuit, and the party who is ultimately responsible bears the ultimate liability.

8.

APPEAL RIGHTS

PRO: Ordinarily an appeal from an arbitration award is permitted only on one of five narrow grounds:

•

The award was procured by corruption, fraud or other undue means;

•

There was evident partiality, corruption or misconduct by the arbitrator;

•

The arbitrator exceeded his or her powers;

•

The arbitrator refused to postpone the hearing or hear evidence, or improperly conducted the hearing; or

•

There was no arbitration agreement.

Consequently, an award in an arbitration proceeding is rarely overturned, even if the evidence does not support the result.

CON: The losing party in a court case has a right to appeal to a higher court. The basis for the appeal can include alleged errors made by the trial judge as well as alleged mistakes made by the jury, including that the result is not supported by the evidence.

 pg. 59

9.

ENFORCEMENT OF THE AWARD

PRO: In an arbitration, the prevailing party can file an application with the local court to confirm the arbitration award and enter judgment in conformity with the award. Once a court enters judgment, the award can be enforced just as any other court judgment, including garnishment or bank accounts and execution and seizures of assets.

CON: Unlike a court judgment, which usually allows the party to enforce the judgment within 30 days, an arbitration award cannot be enforced until a lawsuit is filed and a court formally confirms the arbitration award, and enters a court judgment in conformity with the award. This process usually takes at least 90 days.

10.

LEGAL ERRORS

PRO: An arbitrator generally is not bound by legal principals, nor does he or she have to explain or justify the decision. Additionally, the decision is not reviewed for legal errors. An arbitrator is generally entitled to make a decision based on what he or she deems to be just and equitable within the scope of the contract between the parties.

CON: The court is required to enforce the terms of the contract between the parties in accordance with the contract’s plain terms.

 pg. 60

UN-AUDITED FINANCIAL STATEMENTS SECTION:

 pg. 61

Stock Market Bar & Grill Corporation

(A Development Stage Company)

UN-AUDITED BALANCE SHEET

November 1st, 2016

ASSETS
Current Assets
• Cash		$1,000
• Accounts Receivable (Capitalization Commitment)		$0.00
• Inventory		$0.00
• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$1,000
Fixed (Long-Term)Assets
• Long-Term Investments		$0.00
• Property & Equipment		$0.00
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$1,000

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$0.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$0.00
Long-Term Liabilities
• Long-Term Debt		$0.00
• Deferred Taxes		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$1,000
• Accounts Receivable		$0.00
	Total Owner’s Equity	$0.00
TOTAL LIABILITIES & OWNER’S EQUITY		$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 62

Stock Market Bar & Grill Corporation

(A Development Stage Company)

UN-AUDITED STATEMENTS OF REVENUE AND EXPENSES

November 1st, 2016 (inception) to November 1st, 2016

REVENUE	November 1st, 2016
• Total Revenues	$0.00
TOTAL REVENUES	$0.00

EXPENSES
• Accounting	$0.00
• Legal	$0.00
• Taxes, other	$0.00
• Organization Costs	$0.00
TOTAL EXPENSES	$0.00

NET LOSS	($0.00)

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 63

Stock Market Bar & Grill Corporation

 (A Development Stage Company)

UN-AUDITED STATEMENT OF SHAREHOLDERS’ EQUITY

For the period for

November 1st, 2016 (inception) to November 1st, 2016

	Founding Shareholder	Total
Founding Contribution	$1,000	$1,000
All Costs	$0.00	$0.00
Net Loss	($0.00)	($0.00)

BALANCE, November 1st, 2016	$1,000	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 64

Stock Market Bar & Grill Corporation

(A Development Stage Company)

UN-AUDITED STATEMENT OF CASH FLOWS

For the period for

November 1st, 2016 (inception) to November 1st, 2016

CASH FLOWS FROM OPERATING ACTIVITIES	November 1st, 2016 (Inception) to November 1st, 2016
• Net Loss	($0.00)
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	November 1st, 2016 (Inception) to November 1st, 2016
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	November 1st, 2016 (Inception) to November 1st, 2016
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash, Beginning of year	$1,000
Cash, End of Year	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 65

Stock Market Bar & Grill Corporation

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

The Company was formed as a New York Stock Corporation in November of 2016.

Upon its formation, the Company issued ONE MILLION SHARES of Common Stock to AltaVista Capital Markets, LLC (100% of the Company’s Issued and Outstanding Shares of Common Stock) under Section 4(a)(2) of the Securities Act of 1933, as amended. The Shares were issued to AltaVista Capital Markets, LLC at a price of $0.001 per Share.

NOTE 2. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

 pg. 66

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STOCK MARKET BAR & GRILL CORPORATION

By: Mr. Koorosh “Danny” Rahimi

By: ____/s/ Koorosh Rahimi_______________________

Name: Mr. Koorosh “Danny” Rahimi

Title: Chief Executive Officer & Chief Financial Officer

_______________________________________________________________________________________________________

STOCK MARKET BAR & GRILL CORPORATION

By: Mr. Chris LeSaffre (for Eight Six Eighty Nine, Ltd. / 20% Shareholder of AltaVista

       Capital Markets, LLC)

By: ___/s/ Chris LeSaffre______________________

Name: Mr. Chris LeSaffre

Title: Advisor

_______________________________________________________________________________________________________

STOCK MARKET BAR & GRILL CORPORATION

By: Ms. Cindy Boerum (for Boerum Holdings, LLC. / 20% Shareholder of AltaVista

       Capital Markets, LLC)

By: __/s/ Cindy Boerum__________________________

Name: Ms. Cindy Boerum

Title: Advisor

 pg. 67

STOCK MARKET BAR & GRILL CORPORATION

By: Mr. Geoff Thompson (for Synergistic International Asset Management, Ltd. / 20%

       Shareholder of AltaVista Capital Markets, LLC)

By: ___/s/ Geoff Thompson______________________

Name: Mr. Geoff Thompson

Title: Advisor

_______________________________________________________________________________________________________

STOCK MARKET BAR & GRILL CORPORATION

By: Mrs. Claudia Martins Leite (for AltaVista Securities, LLC. / 20% Shareholder of AltaVista Capital Markets, LLC)

By: ____/s/ Claudia Martins Leite______________________

Name: Mrs. Claudia Martins Leite

Title: Advisor

 pg. 68

Stock Market Bar & Grill Corporation

C/O: AltaVista Capital Markets, LLC

One World Trade Center

Suite 8500

New York City, New York 10007

Phone: (800) 547-7118

http://www.StockMarketBarandGrill.com

SUBSCRIPTION AGREEMENT

9% Convertible Preferred Stock Units 1 to 50,000

Subject to the terms and conditions of the shares of 9% Preferred Convertible Preferred Stock Units (the "Convertible Preferred Stock”) described in the Stock Market Bar & Grill Corporation Offering Circular dated November 1st, 2016 (the "Offering"), I hereby subscribe to purchase the number of shares of 9% Convertible Preferred Stock set forth below for a purchase price of $100.00 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "Stock Market Bar & Grill Corporation" evidencing $100.00 for each share of Convertible Preferred Stock Subscribed, subject to a minimum of ONE 9% Preferred Convertible Preferred Stock Unit ($100.00).

I understand that my subscription is conditioned upon acceptance by Stock Market Bar & Grill Corporation Company Managers and subject to additional conditions described in the Offering Circular. I further understand that Stock Market Bar & Grill Corporation Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of 9% Convertible Preferred Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of 7% Convertible Preferred Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

 pg. 69

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for  ______________ 9% Convertible Preferred Stock Units of STOCK MARKET BAR & GRILL CORPORATION, with no par value per share, at a purchase price of $100.00 (ONE HUNDRED DOLLARS AND ZERO CENTS) per share (aggregate purchase price: $____________________).

Made __________________________________, by and between Stock Market Bar & Grill Corporation., a New York Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to FIFTY THOUSAND 9% Convertible Preferred Stock Units (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at Stock Market Bar & Grill Corporation; C/O: AltaVista Capital Markets, LLC; One World Trade Center, Suite 8500, New York City, New York 10007, along with a check payable to the order of Stock Market Bar & Grill Corporation in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

 pg. 70

(a)

Prior to making the decision to enter into this Agreement, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)

   The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Company Convertible Securities: All 9% Convertible Preferred Stock Units must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of

 pg. 71

the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the

 pg. 72

previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)

    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the Stock Market Bar & Grill Corporation; C/O: AltaVista Capital Markets, LLC; One World Trade Center, Suite 8500, New York City, New York 10007 or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

 pg. 73

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of New York for agreements made in and to be performed in the state of New York. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration,

 pg. 74

including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

16.   Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Shares are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

NEW YORK

 pg. 75

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

Stock Market Bar & Grill Corporation

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________

PURCHASER:

_____________________________________________

          Signature of Purchaser

_________________________________________________

                    Name of Purchaser

 pg. 76

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

 pg. 77

PART TWO: INVESTOR QUALIFICATION

(__)  I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(__) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(__)  I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(__) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

1.

Income Tax Bracket:

(__) 15% or less

(__) 15-27%

(__) 28% or more

2.

When do you expect to need the funds from your Investments:

(__) Less than one year

(__) 1-3 years

(__) 3-5 years

(__) 6-10 years

(__) 11+ years

 pg. 78

3.

Net Worth (excluding your home):

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,000 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5M

4.

Annual Income:

(__) Less than $15,000

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,000 to $199,000

(__) $200,000 to $300,000

(__) More than $300,000

 pg. 79

5.

Household Income:

(__) Less than $15K

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,001 to $199,999

(__) $200,000 to $300,000

(__) More than $300,000

6.

Past Private Equity or Private Debt Investments:

(__) None

(__) One Investment

(__) 2-5 Investments

(__) Six or Move Investments

 pg. 80

7.

Employment Status:

(__) Student

(__) Self-Employed

(__) Employed in Same Field Less than Five Years

(__) Employed in Same Field Five Years or More

(__) Retired

(__) Unemployed

8.

Education:

(__) None

(__) GED

(__) High School

(__) College 2 Year

(__) College 4 Year

(__) Masters/PHD

 pg. 81

9.

Annual Expenses:

(__) $50,000 or Less

(__) $50,001 to $100,000

(__) $100,001 to $250,000

(__) $250,001 to $500,000

(__) Over $500,000

10.

Liquid Net Worth:

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5,000,000

 pg. 82

11.

Marital Status:

(__) Single

(__) Married

(__) Domestic Partner

(__) Divorced

(__) Widowed

12.

Number of Dependents:

(__) One

(__) Two to Three

(__) Four to Five

(__) Greater than Five

13.

Are you or any of your immediate family employed by or associated with the Securities Industry?

(__) YES

(__) NO

14.

Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

(__) YES

(__) NO

 pg. 83